Exhibit 10.30

SEVERANCE AGREEMENT AND GENERAL RELEASE

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (the “Agreement”) dated as of November 22, 2006, is entered into between Michael T. Wedge, whose address is One Huntington Avenue, Residence #501, Boston, Massachusetts 02116 (the “Executive”), and BJ’s Wholesale Club, Inc., a Delaware corporation, whose principal office is One Mercer Road, Natick, Massachusetts 01760 (the “Company”).

WHEREAS, the Executive has resigned effective November 22, 2006 from his employment with the Company and from his office as President and Chief Executive Officer and as a director of the Company, and has signed Exhibit A hereto;

WHEREAS, the parties wish to resolve amicably the Executive’s termination from employment and establish the terms of the Executive’s severance arrangement;

WHEREAS, the Executive is advised that he has at least 21 days to consider this Agreement, that he is advised to consult with his own attorney prior to signing this Agreement and that he may revoke the agreement for a period of seven (7) days after signing by notifying the General Counsel of the Company in writing of such revocation, and the Agreement shall not be effective or enforceable until the expiration of the seven (7) day revocation period without the Agreement having been revoked;

WHEREAS, the parties intend that, as of November 22, 2006, (i) the Employment Agreement dated as of July 28, 1997 between the Executive and the Company (the “1997 Agreement”) and (ii) the Change of Control Severance Agreement dated as of February 9, 1999 and amended thereafter between the Executive and the Company (the “COC Agreement”) shall terminate;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive intending to be legally bound, do agree as follows:

1. Termination Date. The Executive’s effective date of termination from all employment with the Company is November 22, 2006 (the “Termination Date”). Effective upon the Termination Date, the 1997 Agreement and the COC Agreement will be terminated. Regardless of the Executive’s execution and nonrevocation of this Agreement, the Company shall pay the Executive (i) any amounts earned but unpaid through the Termination Date with respect to salary, automobile allowance and vested but unused vacation; (ii) to the extent not already paid, any amounts to which the Executive is entitled under the Company’s annual incentive compensation plan for the fiscal year which ended immediately prior to the Termination Date; (iii) his vested account balance under the BJ’s Wholesale Club, Inc. 401(k) Savings Plan for Salaried Employees; and (iv) any unreimbursed expenses incurred in accordance with Company policy. Any such amounts, to the extent payable, shall be paid as soon as practicable, but in no event sooner than the next regularly scheduled payment cycle.

2. Severance Compensation and Benefits. In return for the timely execution and nonrevocation of this Agreement and in return for the Executive’s compliance with all of its terms, the Company agrees to provide the Executive with the following compensation and benefits:

a) continuation of the Executive’s base salary as of the Termination Date, for a period of twenty-four months following the Termination Date, payable in such a manner and at such times as the Executive’s base salary was being paid immediately prior to the Termination Date; and

b) continued participation in and coverage under the Company’s health plans for the twenty-four (24) month period severance benefits are payable under Section 2(a) (the “Severance Period”) on the same terms and conditions as the Executive participated immediately prior to the Termination Date (if and only if such participation is legally and contractually permissible); and after any benefits provided in the previous sentence are no longer available, if the Executive elects to continue to participate in the Company’s medical or dental plans for team members pursuant to a valid COBRA election (and if and only if such participation is legally and contractually permissible), an amount equal to the difference between the Executive’s actual COBRA premium costs and the amount the Executive would have paid had Executive continued coverage as an employee under the Company’s applicable health plans without regard to the pre-tax benefits the Executive would have received under the BJ’s Wholesale Club, Inc. Flexible Benefits Plan will be paid either to the Executive, or at the election of the Company, to the medical or dental care provider, provided, however, that the Company’s obligations under this Subsection 2(b) shall (i) not extend beyond the Severance Period, (ii) be eliminated if the Executive discontinues COBRA benefits or (iii) be reduced or eliminated to the extent that the Executive receives similar coverage and benefits under the plans and programs of a subsequent employer or entity or becomes eligible for similar coverage under a spouse’s employer; and

c) any amounts the Executive would have been entitled to receive under the Company’s annual incentive compensation plan had the Executive remained employed by the Company until the end of the fiscal year containing the Termination Date (prorated for the period of active employment during such fiscal year). All such amounts, if any, will be paid at the same time as other incentive compensation plan payments for the fiscal year containing the Termination Date; and

d) immediately upon the expiration of the seven (7) day revocation period referenced above, acceleration of the vesting of any unvested outstanding option grants, or outstanding unvested grants of restricted stock or restricted stock units; provided, however, that notwithstanding the foregoing, there shall be no acceleration if, and to the extent that, the terms of any such grants expressly provide for continued vesting of any portion of the grant following the Executive’s termination from employment; and

e) payments or benefits under other plans of the Company to the extent that the plans provide for benefits following a termination of employment.

Except as expressly provided above, the Executive’s eligibility to participate in any of the Company’s employee benefits plans and programs shall cease on or after the Termination Date in accordance with the terms of such benefits and programs.

3. Non-Competition and Non-Solicitation.

a) Restricted Activities. For a period of twenty-four (24) months after the Termination Date, the Executive will not directly or indirectly:

(i) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business. A business or enterprise shall be deemed competitive if it shall operate a chain of membership warehouse clubs (by way of example, but not limitation, Sam’s Club or Costco), warehouse stores selling food and/or general merchandise that includes a warehouse store located within 10 miles of any “then existing” BJ’s Wholesale Club warehouse store, or any other business that competes with the Company. Competitive business or enterprise also includes any store or business operated or owned by Wal-Mart Stores, Inc., Costco Wholesale Corporation, or any of the respective affiliates thereof. The term “then existing” shall refer to any such warehouse store that is, at the time of termination of the Executive’s employment, operated by the Company or any of its subsidiaries or divisions or under lease for operation as aforesaid; or

(ii) Either alone or in association with others (x) solicit, or permit any organization directly or indirectly controlled by the Executive to solicit, any employee of the Company to leave the employ of the Company, or (y) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Executive to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at the time of the termination of the Executive’s employment with the Company; provided that this clause (y) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six months or longer at the time of such solicitation, hiring or employment.

b) Extension of Restrictions. If the Executive violates the provisions of Section 3(a), the twenty-four (24) month period referred to in Section 3(a) shall recommence and the Executive shall continue to be bound by the restrictions set forth in Section 3(a) until a period of twenty-four (24) months has expired without any violation of such provisions.

c) Interpretation. If any restriction set forth in Section 3(a) is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

d) Equitable Remedies. The restrictions contained in this Section 3 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 3 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 3, and the Executive hereby waives the adequacy of a remedy at law as a defense to such relief.

e) Executive Breach. Without waiving any other remedies that may be available to the Company, the payments and benefits described in Section 2 above shall immediately terminate, and the Company shall have no further obligations to the Executive with respect thereto, in the event that the Executive (i) becomes employed by Wal-Mart Stores, Inc., Costco Wholesale Corporation, Sam’s Clubs, or any of their respective subsidiaries or affiliates; or (ii) breaches any provision of this Section 3 or Section 4 below of this Agreement.

4. Proprietary Information.

a) Proprietary Information.

(i) The Executive agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Executive will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes without written approval by the Chairman of the Board of the Company or the Presiding Director if the Chairman is not independent, unless and until such Proprietary Information has become public knowledge without fault of the Executive.

(ii) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which have or shall come into his custody or possession, shall be and are the exclusive property of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Executive shall be delivered to the Company within seven (7) days after the Termination Date. After such delivery, the Executive shall not retain any such materials or copies thereof or any such tangible property.

(iii) The Executive agrees that his obligation not to disclose or to use information and materials of the types set forth in Subsections (i) and (ii) above, and his obligation to return materials and tangible property, set forth in Subsection (ii) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive.

b) Equitable Remedies. The restrictions contained in this Section 4 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 4 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 4, and the Executive hereby waives the adequacy of a remedy at law as a defense to such relief.

5. Release of Claims. In consideration of the Company entering into this Agreement and the promises and benefits provided herein, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company and its current and former officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, predecessors, agents, employees and attorneys (the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Executive ever had or now has as of the date the Executive executes this Agreement against the Released Parties including, but not limited to, all claims arising out of the Executive’s employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., §12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq., as amended by The Older Workers Benefit Protection Act, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, §1 et seq.; and any and all other similar applicable federal and state statutes, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12, §§11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, §102 and M.G.L. c.214, §1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, §1 et seq., and the Massachusetts Privacy Act, M.G.L. c.214, §1B, all as amended; all claims for benefits under the Company’s benefits plans and programs, including but not limited to, the Company’s Management Incentive Plan, the Company’s Growth Incentive Plan, the Company’s 1997 Replacement Stock Incentive Plan, the Company’s 1997 Stock Incentive Plan, the Executive Retirement Plan, and the General Deferred Compensation Plan, except as specifically provided for in this Agreement; all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including but not limited to all claims arising out of the 1997 Agreement); and any claim or damage arising out of the Executive’s employment with or change of employment status with the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Executive from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that the Executive acknowledges that he will not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

6. Notices. All notices and other communications required hereunder shall be in writing and shall be given either by personal delivery or by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If sent to the Company, the same shall be mailed to the Company at One Mercer Road, Natick, MA 01760, Attention: Chairman of the Board, or such other address as the Company may hereafter designate by notice to the Executive; and if sent to the Executive, the same shall be mailed to the Executive at his address set forth above, or at such other address as the Executive may hereafter designate by notice to the Company. Notices shall be effective upon receipt.

7. Return of Company Property. The Executive agrees to return within seven (7) days after the Termination Date all Company property including, but not limited to, keys, files, records (and copies thereof), equipment, (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company-owned property in his possession or control. The Executive further agrees to leave intact all electronic Company documents, including those which he developed or helped develop during his employment. The Executive also agrees to cancel within seven (7) days, all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

8. Business Expenses and Compensation. The Executive agrees that he will submit within ten (10) days of the Termination Date any and all documentation for any other reimbursements owed to him for authorized Company expenses.

9. Non-Disparagement. The Executive understands and agrees that, as a condition for payment to him of the consideration herein described, he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company’s business affairs and financial condition; provided, however, that nothing herein shall prevent the Executive from making truthful disclosures to any governmental entity or in any litigation or arbitration.

10. Amendment. This Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto.

11. Taxes and Section 409A.

a) In connection with the severance compensation and benefits provided to the Executive pursuant to this Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and the Executive shall be responsible for all applicable taxes with respect to such severance compensation and benefits under applicable law. The Executive acknowledges that he is not relying upon advice or representation of the Company with respect to the tax treatment of any of the severance compensation and benefits provided to him pursuant to this Agreement.

b) No payments that may be made under this Agreement that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code and the guidance issued thereunder may be accelerated or deferred by the Company or the Executive. Notwithstanding anything else to the contrary in this Agreement, to the extent that any of the payments to be made hereunder constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is a “specified employee,” then upon his termination (as defined under Section 409A), any such payment shall be delayed until the date that is six months and one day following the Executive’s Termination Date if, absent such delay, such payment would otherwise be subject to penalty under Section 409A. In any event, the Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of such Section.

12. Cooperation. The Executive agrees to cooperate with the Company in the investigation, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company. The Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness when reasonably requested by the Company at mutually agreeable times and at locations mutually convenient to the Executive and the Company.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business; provided, however, that the rights and obligations of the Executive are personal and shall not be assigned by him, except only that payments payable to the Executive after the Executive’s death shall be made to the Executive’s estate.

14. Waiver of Rights. No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by any party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. Notwithstanding the foregoing, if the Company is merged with or into a third party which is engaged in multiple lines of business, or if a third party engaged in multiple lines of business succeeds to the Company’s assets or business, then for purposes of Section 3, the term “Company” shall mean and refer to the business of the Company as it existed immediately prior to such event and as it subsequently develops and not to the third party’s other businesses.

15. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

16. Confidentiality. The Executive understands and agrees that as a condition for payment to him of the severance benefits herein described, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by him and his agents and representatives and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company; provided, however, that nothing herein shall prevent the Executive from making truthful disclosures to any governmental entity or in any litigation or arbitration.

17. Nature of Agreement. The Executive understands and agrees that this Agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

18. Acknowledgments. The Executive acknowledges that he has been given at least twenty-one (21) days to consider this Agreement, and that the Company advised him to consult with an attorney of his own choosing prior to signing this Agreement. He further understands that he may revoke this Agreement for a period of seven (7) days after he signs it by notifying the General Counsel of the Company in writing and that this Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period without the Agreement having been revoked. Finally, the Executive understands and agrees that by entering into this Agreement he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.

19. Voluntary Assent. The Executive affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Executive further represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney, and understand the contents herein.

20. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof) except as may be preempted by ERISA or precluded by any other law. Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court. The Company and the Executive each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

21. Entire Agreement. With the exception of any outstanding option agreements and restricted stock agreements between the Executive and the Company, this Agreement constitutes the entire agreement between the parties and supercedes all prior agreements and understandings, whether written or oral, relating to the subject matters of this Agreement.

22. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS the execution hereof the day and year first above written.

/s/    Michael T. Wedge

Michael T. Wedge

Date:              11/21/06

BJ’S WHOLESALE CLUB, INC.

By  /s/    Herbert Zarkin

Date:              11/21/06

Exhibit A

RESIGNATION

The undersigned hereby resigns as an employee and director of BJ’s Wholesale Club, Inc. and all of its subsidiaries, effective November 22, 2006.

/s/    Michael T. Wedge

Michael T. Wedge